EXHIBIT 10(h)

AMENDMENT TO COMPENSATORY ARRANGEMENT WITH NON-EMPLOYEE DIRECTORS

Effective January 1, 2006, the annual cash retainer paid to non-employee members of the Board of Directors is $75,000. The retainer is prorated for directors elected during the calendar year.